Exhibit 99.1
Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Financial Statements
As of November 30, 2004 and 2003 and
for the Years Then Ended and for the Year Ended November 30, 2002

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders of GenCorp Inc.
Board of Directors and Members
Aerojet Fine Chemicals LLC
We have audited the accompanying balance sheets of Aerojet Fine Chemicals LLC as of November 30, 2004 and 2003, and the related statements of operations and accumulated deficit and cash flows for each of the three years in the period ended November 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aerojet Fine Chemicals LLC at November 30, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2004, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
August 31, 2005
Sacramento, California

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Balance Sheets
(in thousands)

	As of November 30,
	2004	2003
Assets:
Current assets:
Cash	$2	$2
Accounts receivable, net of allowance for doubtful accounts of $25 as of November 30, 2003	7,638	3,762
Inventories, net	10,752	18,551
Prepaid expenses and other	498	441

Total current assets	18,890	22,756

Noncurrent assets:
Property, plant and equipment, net	71,300	70,220
Prepaid pension asset	3,003	2,504
Receivable from GenCorp Inc.	1,379	—
Other noncurrent assets	43	43

Total noncurrent assets	75,725	72,767

Total assets	$94,615	$95,523

Liabilities:
Current liabilities:
Accounts payable	$6,085	$4,679
Payroll and benefit-related liabilities	1,446	2,463
Customer deposits	1,015	—
Deferred revenues	120	1,419
Accrued expenses and other	1,789	1,742

Total current liabilities	10,455	10,303

Noncurrent liabilities:
Payable to GenCorp Inc.	—	4,104
Other noncurrent liabilities	1,160	1,066

Total noncurrent liabilities	1,160	5,170

Total liabilities	11,615	15,473

Shareholder’s investment:
Contributed capital	108,357	108,357
Accumulated deficit	(25,357)	(28,307)

Total shareholder’s investment	83,000	80,050

Total liabilities and shareholder’s investment	$94,615	$95,523

See accompanying notes to financial statements.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Statements of Operations and Accumulated Deficit
(in thousands)

	Year Ended November 30,
	2004	2003	2002

Net sales	$65,469	$58,042	$51,820
Cost of sales	52,426	43,456	40,749

Gross profit	13,043	14,586	11,071

Operating expenses:
Selling, general and administrative	8,194	8,059	7,863
Research and development	1,353	1,318	1,223
Pension and postretirement benefit plan expense	736	311	255

Total operating expenses	10,283	9,688	9,341

Income before interest and other income	2,760	4,898	1,730

Interest expense to GenCorp Inc., net	232	559	1,496
Other income, net	(422)	(1,712)	(9)

Net income	2,950	6,051	243

Accumulated deficit, beginning of period	(28,307)	(34,358)	(34,601)

Accumulated deficit, end of period	$(25,357)	$(28,307)	$(34,358)

See accompanying notes to financial statements.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Statements of Cash Flows
(in thousands)

	Year Ended November 30,
	2004	2003	2002
Cash flows from operating activities:
Net income	$2,950	$6,051	$243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,952	7,729	7,062
Gain on sale of assets	(115)	(23)	—
Savings plan expense	397	252	—
Changes in certain assets and liabilities:
Accounts receivable, net	(3,876)	5,342	6,139
Inventories, net	7,799	(6,611)	(925)
Prepaid expenses and other	(57)	(29)	(135)
Prepaid pension assets	757	372	268
Accounts payable	(1,021)	1,106	(1,007)
Payroll and benefit-related liabilities	(1,017)	292	(34)
Other current liabilities	(237)	(1,192)	2,918
Noncurrent liabilities	94	12	(51)

Net cash provided by operating activities	13,626	13,301	14,478

Cash flows from investing activities:
Capital expenditures	(6,605)	(1,600)	(4,078)
Proceeds from sale of assets	115	23	—

Net cash used for investing activities	(6,490)	(1,577)	(4,078)

Cash flows from financing activities:
Decrease in payable to GenCorp Inc.	(7,136)	(11,724)	(10,400)

Net cash used for financing activities	(7,136)	(11,724)	(10,400)

Increase in cash	—	—	—
Cash at beginning of year	2	2	2

Cash at end of year	$2	$2	$2

See accompanying notes to financial statements.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements
November 30, 2004 and 2003
1. Basis of Presentation
     The accompanying financial statements reflect the assets, liabilities, sales and expenses of Aerojet Fine Chemicals LLC (Aerojet Fine Chemicals or “the Company”), a wholly-owned subsidiary of GenCorp Inc. (GenCorp). On December 1, 1998, the Company became a division of Aerojet-General Corporation (Aerojet), another wholly-owned subsidiary of GenCorp. On February 1, 1999, the Company was incorporated as a limited liability company and wholly-owned subsidiary of Aerojet. On October 1, 1999, ownership of the Company was transferred from Aerojet to GenCorp. GenCorp, incorporated in Ohio in 1915, is a multinational diversified technology-based company with operations in three business segments: (i) Aerospace and Defense; (ii) Fine Chemicals; and (iii) Real Estate.
     The Company’s sales are derived primarily from the sale of custom-manufactured active pharmaceutical ingredients (APIs) and advanced/registered intermediates to pharmaceutical and biotechnology companies. Customers use chemicals manufactured by AFC in products that are drug therapies for areas of neurology, oncology, viral (including HIV/AIDS), arthritis, and inflammatory conditions.
     The statements of operations and accumulated deficit include expenses recorded by the Company or directly charged to the Company by GenCorp or Aerojet. In addition, the statements of operations and accumulated deficit include an allocation of GenCorp’s and Aerojet’s general and administrative corporate expenses to reflect the services provided to the Company or benefits received by the Company. These services consisted primarily of general corporate management and governance, finance and accounting, treasury and risk management, legal, management information services and domestic tax services. The allocated expenses were $2,204,000, $1,808,000 and $1,805,000 for the years ended November 30, 2004, 2003, and 2002, respectively. These expenses are reported in the statement of operations and accumulated deficit as selling, general and administrative expenses. The allocations were determined based upon employee participation and time and costs on Company projects. Given that GenCorp and Aerojet provided such support services for the benefit of their entire organization, it would have been impractical to allocate such expenses in a more direct manner. Accordingly, management believes that this was a reasonable method for allocating such selling, general and administrative corporate expenses for those periods. However, as the scale of operations and nature of the business of GenCorp and Aerojet differed from that of the Company, these allocations are not necessarily representative of the operating expenses that would have been incurred had the Company operated on a stand-alone basis.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
1. Basis of Presentation (continued)
     The amount payable to GenCorp was $4,104,000 as of November 30, 2003. As of November 30, 2004, Aerojet Fine Chemicals had a receivable from GenCorp of $1,379,000. These amounts include the net effect of all other transactions between GenCorp and the Company, including the allocation of GenCorp’s and Aerojet’s general and administrative corporate expenses to Aerojet Fine Chemicals. Interest expense or income was recorded on these balances and included in the statements of operations and accumulated deficit under interest expense to GenCorp Inc, net. The Company paid interest of $232,000, $559,000 and $1,496,000 to GenCorp related to these balances for the years ended November 30, 2004, 2003 and 2002, respectively.
     The Company is organized as a limited liability company and is not subject to federal or state income taxes as an entity separate from GenCorp. Accordingly, there is no provision for income taxes included in the statements of operations and accumulated deficit.
     The Company participates in GenCorp’s centralized cash management system. Under this system, cash receipts are transferred to GenCorp and GenCorp funds cash disbursements. As such, the amount of cash does not represent the amount required or generated by the Company.
     In the opinion of management, all adjustments necessary for a fair presentation of financial position, results of operations and cash flows have been presented. The financial information included may not necessarily reflect the results of operations, financial position, or changes in shareholder’s investment in the future or what they would have been if the Company had been a separate, stand-alone company for the periods presented.
2. Summary of Significant Accounting Policies
a. Cash
     Cash consists of petty cash funds for all periods presented
b. Fair Value of Financial Instruments
     The carrying amounts of certain of the Company’s financial instruments, including accounts receivable, accounts payable, accrued compensation, and other accrued liabilities, approximate fair value because of their short maturities.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
c. Concentration of Credit Risk
     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company operates in a specialty market niche within the pharmaceutical industry and is reliant on a small number of customers for a majority of its revenues. The Company is not able to predict changes in the stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company’s results of operations and financial condition. Although losses resulting from uncollectible trade receivables have been minimal to date, there can be no assurance that the Company’s estimated allowance at November 30, 2004 will be adequate. As of November 30, 2004, three individually significant customers accounted for 52 percent, 25 percent and 14 percent of accounts receivable. As of November 30, 2003, two individually significant customers accounted for 74 percent and 17 percent of accounts receivable. During 2004, three individually significant customers accounted for 54 percent, 15 percent and 11 percent, of net sales. During 2003, two individually significant customers accounted for 73 percent and 15 percent of net sales. During 2002, three individually significant customers accounted for 55 percent, 17 percent and 16 percent, respectively, of net sales. The Company’s accounts receivable are generally unsecured and are not backed by collateral from its customers.
d. Inventories
     Inventories consist of raw materials, work-in-progress, finished goods and maintenance, repairs and operations (MRO) inventory that support the Company’s operating activities. With the exception of MRO inventory, inventory costs include materials, labor and manufacturing overhead. Inventories are stated at the lower of cost (determined using the average cost method) or market value.
e. Property, Plant and Equipment
     Property, plant and equipment are recorded at cost. Refurbishment costs are capitalized in the property accounts, whereas ordinary maintenance and repair costs are expensed as incurred. Depreciation is computed principally by the straight-line method. Depreciable lives on buildings is typically 30 years, building improvements are generally given a depreciable life equivalent to the remaining useful life of the related building and depreciable lives for machinery and equipment range from 3 years to 10 years.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
f. Impairment or Disposal of Long-lived Assets
     The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.
     Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as a specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.
     The Company did not record any impairment losses for the years ended November 30, 2004, 2003 and 2002.
g. Revenue Recognition
     The Company generally recognizes revenue after products are shipped or customer acceptance has occurred, all other significant customer obligations have been met and collection is reasonably assured. Sales are recorded net of provisions for customer pricing allowances. The Company recognizes revenue under two contracts upon transfer of ownership and customer acceptance of the finished product, but before the finished product is delivered to the customers. These customers have specifically requested in writing pursuant to a contract that the Company invoice for the finished product and hold the finished product until a later date. As of November 30, 2004, 2003 and 2002, finished product totaling $16,569,000, $18,334,000 and $9,601,000, respectively, in sales had not yet shipped to the customer.
     In certain circumstances, the Company records sales when products are shipped, before customer acceptance has occurred because adequate controls are in place to ensure compliance with contractual product specifications and a substantial history of performance has been established. As of November 30, 2004, 2003 and 2002, revenue totaling $1,910,000, $0 and $1,861,000, respectively, was recognized under these circumstances.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
h. Research and Development
     Expenditures related to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.
i. Environmental Costs
     The Company accounts for identified or potential environmental remediation liabilities in accordance with the American Institute of Certified Public Accountants’ Statement of Position 96-1, Environmental Remediation Liabilities, and Staff Accounting Bulletin No. 92, Accounting and Disclosures Relating to Loss Contingencies. Under this guidance, the Company expenses, on a current basis, costs associated with managing hazardous substances and pollution in ongoing operations. The Company accrues for costs associated with the remediation of environmental pollution when it becomes probable that a liability has been incurred and its proportionate share of the amount can be reasonably estimated. The Company did not record any expenses related to remediation of environmental pollution for the years ended November 30, 2004, 2003 and 2002 and no liabilities for remediation efforts were recorded at November 30, 2004 and 2003.
     The Company’s facility is located in Sacramento, California on land leased from Aerojet. The leased land is part of a tract of land owned by Aerojet that has been designated a “Superfund Site” under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA). This land had been used by Aerojet and affiliated companies to and test rockets and related equipment since the 1950s and until the Company was established in 1999. In 1989, Aerojet entered into a Partial Consent Decree (Decree) with the federal government and the State of California that required Aerojet to conduct a Remedial Investigation/Feasibility Study of a portion of Aerojet’s Sacramento site, including the land leased to the Company. The Decree, as subsequently modified, requires Aerojet to take certain actions to remediate the site, including the land leased to the Company. In addition to Aerojet’s responsibilities under the Decree, the Decree, as modified, requires GenCorp to guarantee a substantial portion of the remediation activities at the Sacramento site. The Company is not a party to the Decree or any subsequent modifications to the Decree. Although the chemicals identified as contaminants on the leased land have not been used by Aerojet Fine Chemicals as part of its operations, CERCLA, among other things, provides for joint and severable liability for environmental liabilities including, for example, the environmental remediation expenses.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
2.Summary of Significant Accounting Policies (continued)
i. Environmental Costs (continued)
     As part of the agreement to sell the Company to American Pacific Corporation, as discussed in Note 12, an Environmental Indemnity Agreement was entered into whereby GenCorp indemnified the Company against any and all environmental costs and liabilities arising out of or resulting from any violation of environmental law prior to the effective date of the sale, if and when completed, or any release of hazardous substances by the Company, Aerojet or GenCorp on the premises or Aerojet’s Sacramento site prior to the effective date of the sale, if and when completed.
j. Advertising Costs
     Expenditures related to advertising are expensed as incurred. Advertising costs were $130,000, $172,000 and $104,000 for the years ended November 30, 2004, 2003 and 2002, respectively.
k. Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the Company’s allowance for doubtful accounts, reserves for inventory obsolescence, expected long-term rate of return on assets and the discount rate applied to determine service cost and interest cost related to the Company’s pension plans, and amortization and recoverability of long-lived assets. Actual results could differ significantly from those estimates.
3. Inventories, Net

	November 30,
	2004	2003
	(in thousands)

Raw materials and supplies	$4,046	$6,017
Work-in-process	6,659	11,641
Finished goods	47	893

Inventories, net	$10,752	$18,551

     The above inventory balances are net of reserves of $781,000 and $1,729,000 as of November 30, 2004 and 2003, respectively.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
3. Inventories, Net (continued)
     In fiscal year 2003, the Company received payments of $2,151,000 from a customer related to the customer’s deferral of deliveries of a particular product (the underlying contract included certain minimum orders and deliveries of the product). The payments were amortized over the period May 2003 though December 2003 at a rate of $308,000 per month and were included in the Company’s statements of operations as other income.
4. Property, Plant and Equipment, Net

	November 30,
	2004	2003
	(in thousands)

Machinery and equipment	$69,526	$67,570
Building and land improvements	44,976	42,478
Construction-in-progress	5,945	1,367

	120,447	111,415
Less: accumulated depreciation	(49,147)	(41,195)

	$71,300	$70,220

     Construction-in-progress consists primarily of expenditures related to expanding the Company’s production capabilities and supporting infrastructure. In 2002, Aerojet transferred $301,000 of fixed assets to the Company.
     Depreciation expense for 2004, 2003 and 2002 was $7,952,000, $7,729,000 and $7,062,000, respectively.
5. Accrued Expenses and Other Current Liabilities

	November 30,
	2004	2003
	(in thousands)

Accrued property taxes	$1,073	$1,093
Waste accrual	363	154
Accrued insurance	319	249
Other	34	246

	$1,789	$1,742

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
6. Employee Pension and Postretirement Benefit Plans
a. Defined Benefit and Other Postretirement Benefit Plans
     GenCorp has defined benefit pension plans covering substantially all of the Company’s salaried and hourly employees. Normal retirement age is 65, but certain plan provisions allow for earlier retirement. GenCorp’s funding policy complies with the funding requirements under applicable laws and regulations. Pension benefits are calculated under formulas principally based on average earnings and length of service for salaried employees and under negotiated non-wage based formulas for hourly employees.
     In addition to providing pension benefits, GenCorp provides healthcare and life insurance benefits (postretirement benefits) to certain retired employees, with varied coverage by employee group. Generally, employees hired after January 1, 1997 are not eligible for postretirement healthcare and insurance benefits. The healthcare plans generally provide for cost sharing between the Company and its retirees in the form of retiree contributions, deductibles and coinsurance. Postretirement benefit obligations are unfunded, and costs are accrued based on the date the employees become eligible for the benefits.
     The following information summarizes the balance sheet impacts allocated to Aerojet Fine Chemicals for defined benefit pension plans and other postretirement benefit plans. Assets and unrecognized gain/loss of the plan have been allocated based on the Company’s projected benefit obligation (PBO) as a percentage of the total plan’s PBO. Other components were directly calculated. The plan assets, benefit obligations and the funded status of the plans are determined at the annual measurement date of August 31 for each year presented below.

			Other
	Defined Benefit		Postretirement
	Pension Plans		Benefit Plans
	Year Ended November 30,
	2004	2003	2004	2003
	(in thousands)

Change in fair value of plan assets:
Fair value — beginning of year	$3,990	$2,798	$—	$—
Actual return on plan assets	242	1,197	—	—
Employer contributions	—	—	6	28
Benefits paid	(14)	(5)	(6)	(28)

Fair value — end of year	$4,218	$3,990	$—	$—

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
6. Employee Pension and Postretirement Benefit Plans (continued)
a. Defined Benefit and Other Postretirement Benefit Plans (continued)

			Other
	Defined Benefit		Postretirement
	Pension Plans		Benefit Plans
		Year Ended November 30,
	2004	2003	2004	2003
		(in thousands)
Change in benefit obligation:
Benefit obligation — beginning of year	$(3,659)	$(2,406)	$(661)	$(512)
Service cost	(566)	(362)	(13)	(14)
Interest cost	(237)	(174)	(37)	(35)
Amendments	(178)	(19)	—	—
Actuarial (loss) gain	770	(703)	215	(128)
Benefits paid	14	5	6	28

Benefit obligation — end of year	$(3,856)	$(3,659)	$(490)	$(661)

			Other
	Defined Benefit		Postretirement
	Pension Plans		Benefit Plans
		Year Ended November 30,
	2004	2003	2004	2003
		(in thousands)
Funded status of the plan	$362	$331	$(490)	$(661)
Unrecognized actuarial loss	1,626	1,233	(289)	(93)
Unrecognized prior service cost	1,015	940	(104)	(156)
Unrecognized transition amount	—	—	—	—
Minimum funding liability	—	—	—	—
Intangible assets	—	—	—	—
Employer contribution/benefit payments August 31 through November 30	—	—	1	7

Net asset (liability) recognized in the balance sheets	$3,003	$2,504	$(882)	$(903)

As of the August 31 measurement date, the accumulated benefit obligation for the defined benefit pension plans was $3,856,000 and $3,659,000 for 2004 and 2003, respectively.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
6. Employee Pension and Postretirement Benefit Plans (continued)
a. Defined Benefit and Other Postretirement Benefit Plans (continued)
     Components of the amounts allocated to the Company’s balance sheets:

			Other
	Defined Benefit		Postretirement
	Pension Plans		Benefit Plans
		Year Ended November 30,
	2004	2003	2004	2003
		(in thousands)
Prepaid benefit cost	$3,003	$2,504	$—	$—
Other noncurrent liabilities	—	—	(882)	(903)

Net asset (liability) recognized in the balance sheets	$3,003	$2,504	$(882)	$(903)

     GenCorp used the following assumptions, calculated based on a weighted-average, to measure the benefit obligations and to compute the expected long-term return on assets for the Company’s employee pension and postretirement benefit plans:

			Other
	Defined Benefit		Postretirement
	Pension Plans		Benefit Plans
	2004	2003	2004	2003

Discount rate	6.25%	6.50%	6.00%	6.25%
Expected long-term rate of return on plan assets	8.75%	8.75%	*	*
Rate of compensation increase	4.50%	4.50%	*	*
Initial healthcare trend rate	*	*	10.00%	11.60%
Ultimate healthcare trend rate	*	*	5.00%	5.10%
Year ultimate rate attained	*	*	2011	2014

*	Not applicable.
     Certain actuarial assumptions, such as the assumed discount rate, the long-term rate of return and the assumed healthcare cost trend rates, can have a significant effect on the amounts reported for the periodic cost of pension benefits and postretirement benefits, as well as the respective benefit obligation amounts.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
6. Employee Pension and Postretirement Benefit Plans (continued)
a. Defined Benefit and Other Postretirement Benefit Plans (continued)
     The assumed discount rate represents the market rate available for investments in high-quality fixed income instruments based on the expected benefit payments for the pension and postretirement benefit plans. For 2004 pension benefit obligations, the discount rate was reduced to 6.25% and for postretirement benefit obligations the discount rate was reduced to 6.00% to reflect market interest rate conditions.
     The long-term rate of return for plan assets is based on current and expected asset allocations, as well as historical and expected returns on various categories of plan assets. Best estimate assumptions are developed for each asset class by reviewing return forecasts of external investment management firms as well as historical returns for each asset class, including incremental returns achieved through active management and expected management fees and plan expenses. These assumptions are applied to the expected asset mix to determine the long-term rate of return assumption. The Company assumed an expected return on plan assets of 8.75% for 2004 benefit obligations, consistent with 2003.
     A one percentage point increase in the assumed trend rate for healthcare costs would have no effect on the postretirement accumulated benefit obligation or the service and interest cost components of expense. A one percentage point decrease in the assumed trend rate for healthcare costs would have no effect on the postretirement accumulated benefit obligation or the service and interest cost components of expense.
     The Company’s pension plans weighted average asset allocation and the investment policy ranges at August 31, 2004 and 2003 (the Plans measurement dates), by asset category is as follows:

			Target
	2004	2003	Allocation(1)

Domestic equity securities	63%	61%	64%
International equity securities	16	16	17
Bonds	19	21	17
Real estate	2	2	2

(1) Target range is plus or minus 2%.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
6. Employee Pension and Postretirement Benefit Plans (continued)
a. Defined Benefit and Other Postretirement Benefit Plans (continued)
     The Company’s investment strategy consists of a long-term, risk-controlled approach using diversified investment options with a minimal exposure to volatile investment options such as derivatives and includes the use of a diversified allocation of equity, bonds, and real estate exposures that are customized to each plan’s projected cash flow requirements.
     The Company did not make any contributions to the plan for the fiscal years ended November 30, 2004 and 2003. In addition, the Company does not have a statutory minimum funding requirement in 2005. However, the Company, at its discretion, may make voluntary contributions to the plan.
     The following presents estimated future benefit payments, including expected future service, as appropriate:

	Defined	Other
	Benefit	Postretirement
	Pension	Benefit
	Plans	Plans
	(in thousands)
Fiscal year 2005	$61	$32
Fiscal year 2006	73	31
Fiscal year 2007	92	31
Fiscal year 2008	118	31
Fiscal year 2009	138	31
Fiscal years 2010 – 2014	1,051	175

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
6. Employee Pension and Postretirement Benefit Plans (continued)
a. Defined Benefit and Other Postretirement Benefit Plans (continued)
     Total periodic cost allocated to the Company for pension benefits and other postretirement benefits:

					Other
		Defined Benefit			Postretirement
		Pension Plans			Benefit Plans

			Year Ended November 30,
	2004	2003	2002	2004	2003	2002
			(in thousands)
Service cost	$566	$361	$332	$13	$14	$27
Interest cost on benefit obligation	237	174	130	37	35	43
Assumed return on plan assets (1)	(361)	(294)	(243)	—	—	—
Amortization of transition obligation	—	(2)	(8)	—	—	—
Amortization of prior service cost	103	102	94	(52)	(52)	(52)
Amortization of net (gains) losses	212	28	(37)	(19)	(55)	(31)

Net periodic benefit (income) expense	$757	$369	$268	$(21)	$(58)	$(13)

(1) Actual returns on plan assets were $242,000 for the year ended November 30, 2004 and $1,197,000 for the year ended November 30, 2003.
     The market-related value of plan assets is averaged over a three-year period to determine the expected return-on-assets component of annual net pension costs. This methodology results in a calculated market-related value of plan assets that is close to current value, while still mitigating the effects of short-term market fluctuations. Unrecognized gains and losses are primarily a result of the disparity between actual and expected investment returns on pension plan assets and changes in the discount rate used to calculate the discounted cash flows for both pension and postretirement benefit costs. These unrecognized gains and losses are amortized over a five year period.
     In August 2004, the FASB issued Staff Position No. 106-2 (“FSP 106-2”), Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Prescription Drug Act”). The Prescription Drug Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of post-retirement health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. FSP 106-2 provides authoritative guidance on the accounting for the federal

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
6. Employee Pension and Postretirement Benefit Plans (continued)
a. Defined Benefit and Other Postretirement Benefit Plans (continued)
subsidy and specifies the disclosure requirements for employers who have adopted FSP 106-2, including those who are unable to determine whether benefits provided under its plan are actuarially equivalent to Medicare Part D. FSP 106-2 was effective for GenCorp in the fourth quarter of fiscal 2004. No subsidy was estimated for Aerojet Fine Chemicals.
b. Defined Contribution Pension Plans
     Substantially all U.S. employees of the Company are eligible for participation in GenCorp’s defined contribution benefit plan. GenCorp’s contributions to these plans generally are based on a percentage of employee contributions. Expenses recorded for the matching contributions under the plan were $397,000, $340,000 and $337,000 for the years ended November 30, 2004, 2003 and 2002, respectively. GenCorp’s contribution to the plans is invested entirely in the GenCorp Stock Fund and may be funded with cash or shares of GenCorp common stock.
c. Postemployment Benefits
     GenCorp provides certain postemployment benefits to the Company’s employees. Such benefits include disability-related and workers’ compensation benefits and severance payments for certain employees. The Company accrues for the cost of such benefit expenses once an appropriate triggering event has occurred.
7. Commitments and Contingencies
a. Operating Lease Commitments
     The Company leases certain facilities and equipment under long-term, non-cancelable operating leases, substantially all of which are with Aerojet. The leases generally provide for renewal options ranging from month-to-month renewal to 15 years and require the company to pay for utilities, insurance, taxes and maintenance. Rent expense associated with these leases was $677,000, $609,000 and $726,000 for the years ended November 30, 2004, 2003 and 2002, respectively.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
7. Commitments and Contingencies (continued)
a. Operating Lease Commitments (continued)
     The future minimum rental commitments under all non-cancelable operating leases in effect as of November 30, 2004 were as follows:

Future
Minimum
Rental
Commitments
(in thousands)

Fiscal year 2005	$407
Fiscal year 2006	367
Fiscal year 2007	363
Fiscal year 2008	363
Fiscal year 2009	363
Thereafter	1,510

$3,373

b. Guarantee of GenCorp Inc. Debt
     As of November 30, 2004, the Company, along with certain other GenCorp subsidiaries, was a guarantor for GenCorp’s $137 million Revolving Credit Facility (Revolver), $28 million Term Loan A, $113 million Term Loan B, and $150 million 9.5 percent Senior Subordinated Notes due August 2013 (9.5 percent Notes). In addition, the Company’s tangible and intangible property is pledged as security under the credit agreement. As of November 30, 2004 there were no borrowings under the Revolver.
     The Company is also a guarantor on approximately $1 million of equipment financing for GenCorp.
     In December 2004, GenCorp closed a new $180 million credit facility (New Credit Facility) which replaced the previous credit facility. The outstanding term loans totaling $141 million plus accrued interest under the previous credit facility were repaid in full using restricted cash on GenCorp’s balance sheet. The New Credit Facility provides an $80 million revolving credit facility, and $100 million credit-linked facility. The credit-linked facility consists of a funded $25 million

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
7. Commitments and Contingencies (continued)
b. Guarantee of GenCorp Inc. Debt (continued)
term loan sub-facility and a $75 million letter of credit sub-facility. The Company, along with certain other GenCorp subsidiaries, was a guarantor of the New Credit Facility and the Company’s tangible and intangible property is pledged as security. In February 2005, GenCorp redeemed $53 million principal amount of its 9.5 percent Notes using restricted cash on GenCorp’s balance sheet.
c. Construction Purchase Commitments
     The Company had purchase commitments related to construction in progress contracts totaling $5,957,000 at November 30, 2004.
d. Legal
     The California Department of Toxic Substances Control (DTSC) Statewide Compliance Division-Northern California, contends that the Company’s neutralization or stabilization of several liquid stream processes within a closed loop manufacturing system constitutes treatment of a hazardous waste without a permit. The Company disagrees. On September 2, 2005, the DTSC Inspector issued an Inspection Report relevant to the June 2004 inspection of the Company’s facility. The Inspection Report concluded that the referenced activities constitute treatment of hazardous waste and directed Aerojet Fine Chemicals to submit an application for a permit modification to treat hazardous waste with the addition of caustic chemicals in certain manufacturing processes. DTSC extended the time in which the Company and GenCorp must respond to the Inspection Report to December 9, 2005. During that time, the Company and GenCorp will be working with American Pacific Corporation and DTSC in preparing a Consent Agreement which, upon close of the sale of Aerojet Fine Chemicals to American Pacific Corporation (see Note 12 “Subsequent Events” related to GenCorp’s plan to sell Aerojet Fine Chemicals to American Pacific Corporation), would authorize American Pacific Corporation to continue operations until the treatment issue can be resolved. DTSC indicates that it may take separate enforcement action against the Company, Aerojet and GenCorp for the violations alleged in its Inspection Report. The Company’s management believes that if the Company is ultimately required to obtain a permit to treat hazardous waste the effects on the Company’s operating results, liquidity and cash flow could be significant. Because the Company manufactures chemical compounds to customer specifications, the Company’s management believes that it may be difficult to change processes to perform more cost-effectively under a scenario where the Company is considered to be treating hazardous waste. In addition, the Company may not be able to pass along any increases in operating costs to customers.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
7. Commitments and Contingencies (continued)
d. Legal (continued)
     The Company’s facility is subject to several National Emissions Standards for Hazardous Air Pollutants under the Clean Air Act because of its location on property contiguous with Aerojet and common controlled under GenCorp. GenCorp is requesting the Environmental Protection Agency (EPA) to make a determination that, upon close of the sale of Aerojet Fine Chemicals to American Pacific Corporation, the Company’s facility is no longer subject to these requirements. Absent such a determination, Aerojet Fine Chemicals may be required to install additional equipment relative to its air emissions. The additional equipment may involve an investment in new equipment and resources that would be material to the Company’s financial position and results of operations. GenCorp and the Company are actively involved in discussions with the EPA regarding this issue, but the timing of any resolution or agreement is uncertain.
     The Company’s facility is located on land leased from Aerojet. The leased land is part of a tract of land owned by Aerojet designated as a “Superfund Site” under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA). This land had been used by Aerojet and affiliated companies to manufacture and test rockets and related equipment since the 1950s and until the Company was established in 1999. Although the chemicals identified as contaminants on the leased land have not been used by Aerojet Fine Chemicals as part of its operations, CERCLA, among other things, provides for joint and severable liability for environmental liabilities including, for example, the environmental remediation expenses.
     As part of the agreement to sell the Company to American Pacific Corporation, as discussed in Note 12, an Environmental Indemnity Agreement was entered into whereby GenCorp indemnified the Company against any and all environmental cost and liabilities arising out of or resulting from any violation of environmental law prior to the effective date of the sale, if and when completed, or any release of hazardous substances by the Company, Aerojet or GenCorp on the premises or Aerojet’s Sacramento site prior to the effective date of the sale, if and when completed.
     The Company is, from time to time, involved in various legal actions and proceedings relating to a wide range of matters that arise in the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with the Company’s counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial condition of the Company.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
7. Commitments and Contingencies (continued)
e. Collective Bargaining Arrangements
     Approximately 56 percent of the Company’s employees are covered by a collective bargaining unit agreement as of November 30, 2004. This agreement expires in June 2007.
8. Contributed Capital
     Effective February 1, 1999, the Company became operational as a Limited Liability Corporation formed in the State of Delaware with a sole corporate member, GenCorp. On June 5, 2000, the Company became a two member LLC in connection with GenCorp’s sale and exchange of an aggregate 40 percent interest in the Company to NextPharma Technologies (NextPharma) for $25 million cash and a 35 percent equity interest in NextPharma. In December 2001, GenCorp reacquired the minority interest from NextPharma and the Company became a wholly owned subsidiary of GenCorp.
9. Stock-Based Compensation
     Certain Company employees participate in the GenCorp Stock Option Plans, which provide for GenCorp common stock to be purchased pursuant to stock options or to be subject to stock appreciation rights which may be granted to selected officers and key employees at prices equal to the market value of a share of common stock on the date of grant. In general, the options are exercisable in 25 percent increments at six months, one year, two years and three years from the date of grant. No stock appreciation rights have been granted.
     The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting For Stock Issued to Employees (APB 25) and related interpretations in accounting for employee stock options, as permitted by SFAS No. 123, Accounting For Stock-Based Compensation and SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. Under APB 25, because the exercise price of the GenCorp employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized for stock options granted to the Company’s employees.
     If compensation cost for the GenCorp stock options granted to the Company’s employees had been based on the fair value method, the effect on net income would not have been significant. The fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for both 2003 and 2002 (the Company’s employees did not

9. Stock-Based Compensation (continued)
receive any stock option grants during 2004): risk-free interest rate of 3.3 percent for 2003 and 3.1 percent for 2002, dividend yield of 1.5 percent for 2003 and 1.0 percent for 2002, volatility factor of the expected market price of GenCorp’s common stock of 0.44 in 2003 and 0.47 in 2002 and an expected option life of five years.
10. Operating Segments and Related Disclosures
     The Company operates in one industry segment: custom-manufacturer of active pharmaceutical ingredients (APIs) and advanced/registered intermediates to pharmaceutical and biotechnology companies. The Company’s continuing operations are located in the United States. Sales are attributed to regions based on the location of the sale origination:

	Year Ended November 30,
	2004	2003	2002
	(dollars in millions)

United States	$45,113	$51,745	$19,829
Belgium	9,839	4,558	28,383
United Kingdom	5,691	993	1,725
Switzerland	3,289	410	—
Germany	1,175	—	1,760
All other regions	362	336	123

	$65,469	$58,042	$51,820

11. New Accounting Pronouncements
     In October 2004, the FASB concluded that Statement 123R, Share Based Payment, which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. The Company could adopt the new standard in one of two ways — the modified prospective transition method or the modified retrospective transition method. The Company does not anticipate that the adoption of the Statement 123R will have a significant effect on earnings or the financial position of the Company.

Aerojet Fine Chemicals LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Notes to Financial Statements (continued)
11. New Accounting Pronouncements (continued)
     In November 2004, the FASB issued Statement 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, which would be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The amendments made by Statement 151 will improve financial reporting by clarifying those abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The Company does not anticipate that the adoption of the Statement 151 will have a significant effect on earnings or the financial position of the Company.
12. Subsequent Events
     In July 2005, GenCorp announced its plan to sell the Company to American Pacific Corporation for $119 million, consisting of $100 million of cash and a seller note of $19 million and the assumption of certain liabilities. In October 2005, American Pacific Corporation and GenCorp agreed to amend the purchase agreement to modify the sale price and payment terms related to the sale of the Company. The revised purchase price consists of $89 million of cash payable at closing, seller note of $25 million delivered at closing, a contingent payment of up to $5 million if the Company achieves specified earnings targets in the twelve month period ending September 30, 2006, and the assumption by the buyer of certain liabilities.